EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2009 relating to the financial statements, which appears in Forbes Energy Services Ltd.’s Post Effective Amendment No. 1 to Form S-4 (File No. 333-170741) dated October 11, 2011.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 9, 2012